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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
COTT CORPORATION

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number 333-122974), Form S-8 (File Number 333-108128), Form S-8 (333-56980), Form S-8 (333-05172), Form S-8 (033-84964),
Form S-8 (033-72894) and Form S-3 (333-112092) of Cott Corporation of our report dated March 7, 2005 relating to the financial statements, management's assessment of the internal control over financial reporting and effectiveness of the internal control over financial reporting and financial statement schedules, which appears in the this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario
March 14, 2005